UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 9, 2009

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Terex Corporation (“Terex” or the “Company”) previously announced that on January 1, 2009, Terex realigned certain operations in an effort to capture market synergies and streamline its cost structure. The Roadbuilding businesses, formerly part of the Roadbuilding, Utility Products and Other segment, are now consolidated within the Construction segment. The Utility Products businesses, formerly part of the Roadbuilding, Utility Products and Other segment, are now consolidated within the Aerial Work Platforms segment. Certain other businesses that were included in the Roadbuilding, Utility Products and Other segment are now reported in Corporate and Other, which includes eliminations among the Company’s segments. Additionally, the truck-mounted articulated hydraulic crane line of business produced in Delmenhorst and Vechta, Germany, formerly part of the Construction segment, is now consolidated within the Cranes segment.

Terex has posted to its website, www.terex.com, under the Investor Relations section, financial tables for 2006, 2007 and 2008 that reflect the new reporting structure. The tables present the financial performance of Terex, by segment, on a quarterly and annual basis for each such year.

Item 8.01. Other Events.

Terex issued a press release on April 9, 2009, announcing that it will be releasing its first quarter 2009 financial results on Tuesday, April 21, 2009, after the close of the market. The Company also announced that it will host a conference call on Wednesday, April 22, 2009 at 8:30 a.m. Eastern Time, to review the Company’s first quarter 2009 financial results. The teleconference and a replay of the teleconference will be accessible to the public.

A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Terex Corporation issued on April 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2009

TEREX CORPORATION

By: /s/ Jonathan D. Carter
Jonathan D. Carter
Vice President, Controller
and Chief Accounting Officer